EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-66357, 333-101638 and 333-101639 of Neogen Corporation on Forms S-8 of our report dated July 26, 2002, appearing in this Annual Report on Form 10-K of Neogen Corporation for the year ended May 31, 2004.

/s/ Deloitte & Touche LLP

August 16, 2004

Detroit, Michigan